UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 16, 2016

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2016, the Board of Directors (the “Board”) of vTv Therapeutics Inc. (the “Company”), upon recommendation of the Nominating and Governance Committee of the Board (“Nominating Committee”), increased the size of the Board from six to seven members and appointed John A. Fry as a member of the Board and Audit Committee of the Board, effective immediately.  In connection with Mr. Fry’s appointment, Paul G. Savas elected to no longer serve on the Audit Committee, although Mr. Savas will continue to serve on the Board.  MacAndrews & Forbes Incorporated, in accordance with the recommendation of the Nominating Committee to appoint Mr. Fry to the Audit Committee and, pursuant to that certain Investor Rights Agreement, dated as of July 29, 2015, approved the removal of Paul G. Savas from the Audit Committee and the appointment of Mr. Fry as a member of the Audit Committee.

  The Board has determined that Mr. Fry is independent in accordance with the applicable NASDAQ Stock Market listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: March 21, 2016

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